UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	April 19, 2013
(Date of earliest event reported)	April 16, 2013

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01		Regulation FD Disclosure

On April 16, 2013, ONEOK, Inc. and ONEOK Partners, L.P. announced they will release their first-quarter 2013 earnings after the market closes on Tuesday, April 30, 2013, and will hold a joint conference call and live webcast at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) Wednesday, May 1, 2013. The call will also be carried live on the ONEOK and ONEOK Partners websites. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

On April 18, 2013, we announced that the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 71.5 cents per unit for the first quarter 2013. A copy of the news release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item and 7.01, including the exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

On April 18, 2013, the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 71.5 cents per unit effective for the first quarter 2013. The first-quarter distribution is payable on May 15, 2013, to unitholders of record as of April 30, 2013.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated April 16, 2013 – Earnings Call
99.2		News release issued by ONEOK Partners, L.P. dated April 18, 2013 – Quarterly Distribution

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	April 19, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	(d)	News release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated April 16, 2013 – Earnings Call
99.2		News release issued by ONEOK Partners, L.P. dated April 18, 2013 – Quarterly Distribution

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